Exhibit 99.1

Dynatrace Reports Third Quarter of Fiscal Year 2022 Financial Results

•ARR of $930 million, up 29% year-over-year, or 32% on a constant currency basis
•Subscription revenue of $226 million, up 33% year-over-year, or 34% on a constant currency basis
•GAAP EPS of $0.05 and non-GAAP EPS of $0.18, on a dilutive basis

WALTHAM, Mass, February 2, 2022 (Business Wire) - Software intelligence company Dynatrace (NYSE: DT) today released financial results for the third quarter of its fiscal 2022 ended December 31, 2021.
"Having completed my first quarter as CEO, I am very pleased with our third quarter performance, beating the high end of guidance across our key operating metrics driven by new logo additions and continued net expansion rate above 120%,” said Rick McConnell, Chief Executive Officer. “Our strong performance fuels our belief that customers increasingly view our software intelligence platform as an indispensable part of their digital transformation ecosystem. Looking ahead, we plan to further increase investments to capture the tremendous market opportunity ahead of us with the objective of accelerating growth as we scale to build a multibillion-dollar business.”

Third Quarter Fiscal 2022 and Other Recent Business Highlights:
All growth rates are compared to the third quarter of fiscal 2021 unless otherwise noted.

Financial Highlights:
•ARR of $930 million, an increase of 29%, or 32% on a constant currency basis
•Total Revenue of $241 million, an increase of 32%, or 33% on a constant currency basis
•Subscription revenue of $226 million, an increase of 33% as reported, or 34% on a constant currency basis, and representing 94% of total revenue
•GAAP Operating Income of $21 million and non-GAAP Operating Income of $61 million
•GAAP EPS of $0.05 and non-GAAP EPS of $0.18, on a dilutive basis

Business Highlights:
•Go-to-market momentum: Added 206 new logos in the quarter for a total of 501 new logos added to the Dynatrace platform on a year-to-date basis, an increase of 22% compared to the same period last year, with more than 44% of new customers landing with three or more modules, compared to 33% for the same period last year.

•Managed security vulnerabilities at scale: Log4j vulnerability accelerated interest in Dynatrace for application security and highlighted our unique ability to instantly identify and prioritize security vulnerabilities in production, driving a 10x increase in POCs in the quarter ending December 31, 2021, up from dozens in the previous quarter ending September 30, 2021.

•Partnership expansion: Accelerated traction with partners influencing more than 50% of new transactions closed in the third quarter. New ARR transacted through hyperscaler partnerships more than tripled compared to the same period last year.

Third Quarter 2022 Financial Highlights
(Unaudited – In thousands, except per share data)

	Three Months Ended December 31,
	2021	2020
Key Operating Metric:
Annualized recurring revenue	$929,906	$721,995
Year-over-Year Increase	29%

Annualized recurring revenue - constant currency (*)	$951,056	$721,995
Year-over-Year Increase	32%

Revenue:
Total revenue	$240,766	$182,911
Year-over-Year Increase	32%

Total revenue - constant currency (*)	$242,928	$182,911
Year-over-Year Increase	33%

Subscription revenue	$226,290	$170,308
Year-over-Year Increase	33%

Subscription revenue - constant currency (*)	$228,339	$170,308
Year-over-Year Increase	34%

Non-GAAP Financial Measures:
Non-GAAP operating income (*)	$61,102	$53,401
Non-GAAP operating margin (*)	25%	29%

Non-GAAP net income (*)	$52,020	$46,600

Non-GAAP net income per share - diluted	$0.18	$0.16

Non-GAAP shares outstanding - diluted	291,845	286,427

Unlevered Free Cash Flow (*)	$59,186	$73,989
* Use of Non-GAAP Financial Measures
In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website at https://ir.dynatrace.com.

Financial Outlook
Based on information available, as of February 2, 2022, Dynatrace is issuing guidance for the fourth quarter and raising guidance for full year fiscal 2022 as follows:

(In millions, except per share data))	Q4 Fiscal 2022 Guidance
Total revenue	$245 - $247
As reported	25% - 26%
Constant currency	27% - 28%
Subscription revenue	$230.5 - $232
As reported	26% - 27%
Constant currency	29% - 30%
Non-GAAP operating income	$51.5 - $53.5
Non-GAAP net income	$44 - $45.5
Non-GAAP net income per diluted share	$0.15 - $0.16
Diluted weighted average shares outstanding	292 - 292.5

(In millions, except per share data)	Current Guidance Fiscal 2022	Prior Guidance Fiscal 2022	Guidance Change at Midpoint
Total ARR	$990 - $996	$986 - $996	$2
As reported	28% - 29%	27% - 29%	50 bps
Constant currency	30% - 31%	29% - 30%	100 bps
Total revenue	$922 - $924	$913 - $919	$7
As reported	31%	30% - 31%	100 bps
Constant currency	30% - 31%	29% - 30%	100 bps
Subscription revenue	$866 - $867.5	$857.5 - $862.5	$7
As reported	32%	31% - 32%	100 bps
Constant currency	32%	30% - 31%	150 bps
Non-GAAP operating income	$228 - $230	$219 - $226	$7
Non-GAAP net income	$193 - $195	$185 - $191	$6
Non-GAAP net income per diluted share	$0.66 - $0.67	$0.63 - $0.65	$0.02
Diluted weighted average shares outstanding	291 - 291.5	292 - 293	(1.3)
Unlevered free cash flow	$268 - $275	$263 - $275	$2.5
Unlevered free cash flow margin	29% - 30%	29% - 30%	unchanged

Our guidance is based on foreign exchange rates as of December 31, 2021.

Reconciliation of non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and unlevered free cash flow guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of share-based compensation expense, employer taxes and tax deductions specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs, as well as unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Conference Call and Webcast Information
Dynatrace will host a conference call and live webcast to discuss its results and business outlook for investors and analysts at 8:00 a.m. Eastern Time today, February 2, 2022. To access the conference call from the U.S. and Canada, dial (866) 405-1247, or internationally, dial (201) 689-8045 with conference ID # 13726069. The call will also be available live via webcast on the company’s website, ir.dynatrace.com.

An audio replay of the call will also be available until 11:59 p.m. Eastern Time on February 16, 2022, by dialing (877) 660-6853 from the U.S. or Canada, or for international callers by dialing (201) 612-7415 and entering conference ID # 13726069. In addition, an archived webcast will be available at ir.dynatrace.com.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

Non-GAAP Financial Measures & Key Metrics
In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures.
Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. Dynatrace considers these non-GAAP financial measures to be important because they provide useful indicators of its performance and liquidity measures. These are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In addition, investors often use similar measures to evaluate the performance of a company. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company’s operating performance. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements.
Dynatrace presents constant currency amounts for Revenue and Annual Recurring Revenue to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year. Dynatrace provides this non-GAAP financial information to aid investors in better understanding our performance.
Annual Recurring Revenue “ARR” is defined as the daily revenue of all subscription agreements that are actively generating revenue as of the last day of the reporting period multiplied by 365. We exclude from our calculation of Total ARR any revenues derived from month-to-month agreements and/or product usage overage billings.
Dynatrace® Net Expansion Rate is defined as the Dynatrace® ARR at the end of a reporting period for the cohort of Dynatrace® accounts as of one year prior to the date of calculation, divided by the Dynatrace® ARR one year prior to the date of calculation for that same cohort. This calculation excludes the benefit of Dynatrace® ARR resulting from the conversion of Classic products to the Dynatrace® platform.
Dynatrace customers are defined as accounts, as identified by a unique account identifier, that generate at least $10,000 of Dynatrace® ARR as of the reporting date. In infrequent cases, a single large organization may comprise multiple customer accounts when there are distinct divisions, departments or subsidiaries that operate and make purchasing decisions independently from the parent organization. In cases where multiple customer accounts exist under a single organization, each customer account is counted separately based on a mutually exclusive accounting of ARR.
Unlevered Free Cash Flow is defined as net cash provided by (used in) operating activities and adjusted to exclude cash paid for interest (net of tax), non-recurring restructuring and acquisition related costs, along with costs associated with one-time offerings and filings, less cash used in investing activities for acquisition of property and equipment. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.

About Dynatrace
Dynatrace provides software intelligence to simplify cloud complexity and accelerate digital transformation. With automatic and intelligent observability at scale, our all-in-one platform delivers precise answers about the performance and security of applications, the underlying infrastructure, and the experience of all users to enable organizations to innovate faster, collaborate more efficiently, and deliver more value with dramatically less effort. That’s why many of the world’s largest enterprises trust Dynatrace® to modernize and automate cloud operations, release better software faster, and deliver unrivalled digital experiences.

Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, and business outlook, including our financial guidance for the fourth fiscal quarter and full year 2022, and statements regarding the size of our market and our positioning for capturing a larger share of our market. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, the effect of the COVID-19 pandemic on our business operations and demand for our products as well as its impact on general economic and financial market conditions, our ability to maintain our subscription revenue growth rates in future periods, our ability to service our substantial level of indebtedness, market adoption of software intelligence solutions for application performance monitoring, digital experience monitoring, infrastructure monitoring, AIOps, business intelligence and analytics and application security, continued spending on and demand for software intelligence solutions, our ability to maintain and acquire new customers, our ability to differentiate our platform from competing products and technologies; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in our Form 10-K filed on May 28, 2021 and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited – In thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
Revenue:
Subscription	$226,290	$170,308	$635,411	$472,338
License	2	257	52	1,337
Service	14,474	12,346	41,397	33,330
Total revenue	240,766	182,911	676,860	507,005
Cost of revenue:
Cost of subscription	28,284	20,382	80,401	55,415
Cost of service	12,232	8,907	32,921	25,471
Amortization of acquired technology	3,944	3,831	11,638	11,487
Total cost of revenue	44,460	33,120	124,960	92,373
Gross profit	196,306	149,791	551,900	414,632

Operating expenses:
Research and development	40,876	28,730	113,509	79,747
Sales and marketing	94,033	64,829	260,816	170,682
General and administrative	32,643	23,442	91,254	67,079
Amortization of other intangibles	7,539	8,685	22,618	26,057
Restructuring and other	—	(2)	25	23
Total operating expenses	175,091	125,684	488,222	343,588
Income from operations	21,215	24,107	63,678	71,044
Interest expense, net	(2,450)	(3,455)	(7,958)	(11,170)
Other (expense) income, net	(1,357)	2,526	(1,345)	2,744
Income before income taxes	17,408	23,178	54,375	62,618
Income tax expense	(2,821)	(4,762)	(2,853)	(13,858)
Net income	$14,587	$18,416	$51,522	$48,760
Net income per share:
Basic	$0.05	$0.07	$0.18	$0.17
Diluted	$0.05	$0.06	$0.18	$0.17
Weighted average shares outstanding:
Basic	284,722	281,010	283,773	280,057
Diluted	291,845	286,427	290,895	285,884
UNAUDITED SHARE-BASED COMPENSATION

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
Cost of revenue	$3,405	$2,066	$9,542	$5,430
Research and development	5,908	3,259	15,331	8,666
Sales and marketing	9,267	6,480	26,487	18,007
General and administrative	8,543	3,783	20,590	10,988
Total share-based compensation	$27,123	$15,588	$71,950	$43,091

DYNATRACE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31, 2021	March 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$408,723	$324,962
Accounts receivable, net	264,293	242,079
Deferred commissions, current	57,978	48,986
Prepaid expenses and other current assets	81,326	64,255
Total current assets	812,320	680,282
Property and equipment, net	41,984	36,916
Operating lease right-of-use assets, net	59,306	42,959
Goodwill	1,281,764	1,271,195
Other intangible assets, net	117,908	149,484
Deferred tax assets, net	16,390	16,811
Deferred commissions, non-current	58,086	48,638
Other assets	10,003	9,933
Total assets	$2,397,761	$2,256,218

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$22,256	$9,621
Accrued expenses, current	116,154	119,527
Deferred revenue, current	563,045	509,272
Operating lease liabilities, current	11,700	9,491
Total current liabilities	713,155	647,911
Deferred revenue, non-current	30,937	47,504
Accrued expenses, non-current	20,046	16,072
Operating lease liabilities, non-current	52,976	38,203
Deferred tax liabilities	1,217	1,014
Long-term debt	303,415	391,913
Total liabilities	1,121,746	1,142,617

Shareholders' equity:
Common shares, $0.001 par value, 600,000,000 shares authorized, 285,701,744 and 283,130,238 shares issued and outstanding at December 31, 2021 and March 31, 2021, respectively	286	283
Additional paid-in capital	1,762,789	1,653,328
Accumulated deficit	(462,277)	(513,799)
Accumulated other comprehensive loss	(24,783)	(26,211)
Total shareholders' equity	1,276,015	1,113,601
Total liabilities and shareholders' equity	$2,397,761	$2,256,218

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited – In thousands)

	Nine Months Ended December 31,
	2021	2020
Cash flows from operating activities:
Net income	$51,522	$48,760
Adjustments to reconcile net income to cash provided by operations:
Depreciation	7,788	6,589
Amortization	34,682	39,046
Share-based compensation	71,950	43,091
Deferred income taxes	34	(3,014)
Other	2,872	(1,240)
Net change in operating assets and liabilities:
Accounts receivable	(22,362)	(37,693)
Deferred commissions	(19,581)	(6,380)
Prepaid expenses and other assets	(17,508)	25,920
Accounts payable and accrued expenses	10,987	14,891
Operating leases, net	683	599
Deferred revenue	41,545	3,996
Net cash provided by operating activities	162,612	134,565

Cash flows from investing activities:
Purchase of property and equipment	(11,768)	(8,868)
Capitalized software additions	—	(248)
Acquisition of businesses, net of cash acquired	(13,195)	—
Net cash used in investing activities	(24,963)	(9,116)

Cash flows from financing activities:
Repayment of term loans	(90,000)	(60,000)
Proceeds from employee stock purchase plan	13,913	9,195
Proceeds from exercise of stock options	23,650	6,849
Equity repurchases	(51)	(36)
Net cash used in financing activities	(52,488)	(43,992)

Effect of exchange rates on cash and cash equivalents	(1,400)	4,878

Net increase in cash and cash equivalents	83,761	86,335

Cash and cash equivalents, beginning of period	324,962	213,170
Cash and cash equivalents, end of period	$408,723	$299,505

Supplemental cash flow data:
Cash paid for interest	$6,549	$9,914
Cash paid for (received from) tax, net	$12,902	$(14,472)

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except percentages)

	Three Months Ended December 31, 2021
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$44,460	$(3,405)	$(149)	$(3,944)	$—	$36,962
Gross profit	196,306	3,405	149	3,944	—	203,804
Gross margin	82%					85%
Research and development	40,876	(5,908)	(493)	—	—	34,475
Sales and marketing	94,033	(9,267)	(511)	—	—	84,255
General and administrative	32,643	(8,543)	(124)	—	(4)	23,972
Amortization of other intangibles	7,539	—	—	(7,539)	—	—
Restructuring and other	—	—	—	—	—	—
Operating income	$21,215	$27,123	$1,277	$11,483	$4	$61,102
Operating margin	9%					25%

	Three Months Ended December 31, 2020
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$33,120	$(2,066)	$(82)	$(3,831)	$—	$27,141
Gross profit	149,791	2,066	82	3,831	—	155,770
Gross margin	82%					85%
Research and development	28,730	(3,259)	(288)	—	—	25,183
Sales and marketing	64,829	(6,480)	(288)	—	—	58,061
General and administrative	23,442	(3,783)	(34)	—	(500)	19,125
Amortization of other intangibles	8,685	—	—	(8,685)	—	—
Restructuring and other	(2)	—	—	—	2	—
Operating income	$24,107	$15,588	$692	$12,516	$498	$53,401
Operating margin	13%					29%

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share data)

	Three Months Ended December 31,
	2021	2020
Non-GAAP net income:
Net income	$14,587	$18,416
Income tax expense	2,821	4,762
Non-GAAP effective cash tax	(7,093)	(3,810)
Interest expense, net	2,450	3,455
Cash paid for interest	(1,989)	(2,991)
Share-based compensation	27,123	15,588
Employer payroll taxes on employee stock transactions	1,277	692
Amortization of other intangibles	7,539	8,685
Amortization of acquired technology	3,944	3,831
Transaction, restructuring, and other	4	498
Loss (gain) on currency translation	1,357	(2,526)
Non-GAAP net income	$52,020	$46,600

Share count:
Weighted-average shares outstanding - basic	284,722	281,010
Weighted-average shares outstanding - diluted	291,845	286,427

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	284,722	281,010
Weighted-average shares outstanding - diluted	291,845	286,427

Net income per share:
Net income per share - basic	$0.05	$0.07
Net income per share - diluted	$0.05	$0.06
Non-GAAP net income per share - basic	$0.18	$0.17
Non-GAAP net income per share - diluted	$0.18	$0.16

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands)

	Three Months Ended December 31,
	2021	2020
Unlevered Free Cash Flow ("uFCF"):
Net cash provided by operating activities	$60,844	$73,716
Cash paid for interest expense	1,989	2,991
Purchase of property and equipment	(4,156)	(2,468)
Transaction, restructuring, and other	1,004	498
Discrete tax items	1	—
Total uFCF	59,682	74,737
Interest tax adjustment	(496)	(748)
uFCF	$59,186	$73,989

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except percentages)

	Nine Months Ended December 31, 2021
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$124,960	$(9,542)	$(916)	$(11,638)	$—	$102,864
Gross profit	551,900	9,542	916	11,638	—	573,996
Gross margin	82%					85%
Research and development	113,509	(15,331)	(1,620)	—	—	96,558
Sales and marketing	260,816	(26,487)	(1,881)	—	—	232,448
General and administrative	91,254	(20,590)	(578)	—	(1,206)	68,880
Amortization of other intangibles	22,618	—	—	(22,618)	—	—
Restructuring and other	25	—	—	—	(25)	—
Operating income	$63,678	$71,950	$4,995	$34,256	$1,231	$176,110
Operating margin	9%					26%

	Nine Months Ended December 31, 2020
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$92,373	$(5,430)	$(494)	$(11,487)	$—	$74,962
Gross profit	414,632	5,430	494	11,487	—	432,043
Gross margin	82%					85%
Research and development	79,747	(8,666)	(978)	—	—	70,103
Sales and marketing	170,682	(18,007)	(993)	—	—	151,682
General and administrative	67,079	(10,988)	(208)	—	(3,398)	52,485
Amortization of other intangibles	26,057	—	—	(26,057)	—	—
Restructuring and other	23	—	—	—	(23)	—
Operating income	$71,044	$43,091	$2,673	$37,544	$3,421	$157,773
Operating margin	14%					31%

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share data)

	Nine Months Ended December 31,
	2021	2020
Non-GAAP net income:
Net income	$51,522	$48,760
Income tax expense	2,853	13,858
Non-GAAP effective cash tax	(20,346)	(11,174)
Interest expense, net	7,958	11,170
Cash paid for interest	(6,549)	(9,914)
Share-based compensation	71,950	43,091
Employer payroll taxes on employee stock transactions	4,995	2,673
Amortization of other intangibles	22,618	26,057
Amortization of acquired technology	11,638	11,487
Transaction, restructuring, and other	1,231	3,421
Loss (gain) on currency translation	1,345	(2,744)
Non-GAAP net income	$149,215	$136,685

Share count:
Weighted-average shares outstanding - basic	283,773	280,057
Weighted-average shares outstanding - diluted	290,895	285,884

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	283,773	280,057
Weighted-average shares outstanding - diluted	290,895	285,884

Net income per share:
Net income per share - basic	$0.18	$0.17
Net income per share - diluted	$0.18	$0.17
Non-GAAP net income per share - basic	$0.53	$0.49
Non-GAAP net income per share - diluted	$0.51	$0.48

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands)

	Nine Months Ended December 31,
	2021	2020
Unlevered Free Cash Flow ("uFCF"):
Net cash provided by operating activities	$162,612	$134,565
Cash paid for interest expense	6,549	9,914
Purchase of property and equipment	(11,768)	(8,868)
Transaction, restructuring, and other	1,231	3,421
Discrete tax items	(5,028)	14,900
Total uFCF	153,596	153,932
Interest tax adjustment	(1,637)	(2,479)
uFCF	$151,959	$151,453

Contacts

Investor Contact:
Noelle Faris
VP, Investor Relations
Noelle.Faris@dynatrace.com

Media Relations:
Jerome Stewart
VP, Communications
Jerome.Stewart@dynatrace.com